As filed with the Securities and Exchange Commission on July 15, 1998
                                       Registration No. 333-
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                         FORM S-8
                 REGISTRATION STATEMENT UNDER
                  THE SECURITIES ACT OF 1933
            ============================================
                    SEALED AIR CORPORATION
         (Exact Name of Issuer as Specified in its Charter)

      Delaware                            No. 65-0654331
(State or Other Jurisdiction of      (I.R.S. Employer Identification
Incorporation or Organization)                 Number)

                              Park 80 East
                   Saddle Brook, New Jersey 07663-5291
           (Address and Zip Code of Principal Executive Offices)

       ============================================================

                       CONTINGENT STOCK PLAN
                      OF SEALED AIR CORPORATION
                       (Title of the Plan)
               ====================================
                    H. KATHERINE WHITE, ESQ.
                 General Counsel and Secretary
                    SEALED AIR CORPORATION
                        Park 80 East
              Saddle Brook, New Jersey 07663-5291
            (Name and Address of Agent for Service)

    Telephone Number, Including Area Code, of Agent for Service:
                         201-791-7600
               =======================================
                    CALCULATION OF REGISTRATION FEE

Title of    Amount to be     Proposed        Proposed        Amount of
securities  registered       maximum         maximum         registration
to be                        offering price  aggregate       fee
registered                   per unit        offering price

Common Stock  2,049,550      $37.06 per      $75,956,323*    $22,407.12
par value     shares         share*
$0.10 per
share

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system for New York Stock Exchange traded securities on July 8, 1998.

Pursuant to Rule 429 of the General Rule and Regulations under the Securities Act of 1933, as amended, the Prospectus that is a part of this Registration Statement is a combined prospectus relating also to the Registration Statement on Form S-8, No. 333-50601.

                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed by the Corporation (File No. 1-12139) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

          (a) Annual Report on Form 10-K of W. R. Grace & Co. for the year ended December 31, 1997, as amended;

          (b) Current Report on Form 8-K of W. R. Grace & Co. dated February 9, 1998;

          (c) Current Report on Form 8-K of Sealed Air Corporation (formerly named W. R. Grace & Co.) dated March 31, 1998;

          (d) Current Report on Form 8-K of Sealed Air Corporation (formerly named W. R. Grace & Co.) dated April 2, 1998, as amended;

          (e) Quarterly Report on Form 10-Q of Sealed Air Corporation for the quarter ended March 31, 1998; and

          (f) the description of the Corporation's common stock contained in the Corporation's Joint Proxy Statement/Prospectus filed as part of the Corporation's Registration Statement on Form S-4, declared effective on February 13, 1998.

          All documents filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interests of Named Experts and Counsel.

          The validity of the shares of Common Stock offered under this Registration Statement has been passed upon for the Registrant by H. Katherine White, General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Ms. White was employed by the Registrant and was the beneficial owner of approximately 28,918 shares of Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of
Delaware (the "General Corporation Law") provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person's conduct was unlawful; (2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.

          Under Article ELEVENTH of the Registrant's Amended and Restated Certificate of Incorporation and Article 8 of the Registrant's By-Laws, indemnification of directors and officers is provided for to the fullest extent permitted under the General Corporation Law. Article TWELFTH of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. The General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation and the By-Laws of the Registrant permit the purchase by the Registrant of insurance for indemnification of directors and officers. The Registrant currently maintains directors and officers liability insurance.

          The foregoing summary of Section 145 of the General Corporation
Law, Articles ELEVENTH and TWELFTH of the Amended and Restated Certificate of Incorporation of the Registrant and Article 8 of the By-Laws of the Registrant is qualified in its entirety by reference to the relevant provisions of
Section 145, the relevant provisions of the Registrant's Amended and Restated Certificate of Incorporation, which are incorporated herein by reference to
Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, File No. 1-12139, and the relevant provisions of the Registrant's By-Laws, which are incorporated herein by reference to Exhibit
3.2 to the Registrant's Current Report on Form 8-K, Date of Report March 31, 1998, File No. 1-12139.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.    Exhibits.

  Exhibit No.     Description*

     4.1 Amended and Restated Certificate of Incorporation of the Corporation as currently in effect [Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, File No. 1-12139]

     4.2 Amended and Restated By-Laws of the Corporation as currently in effect [Exhibit 3.2 to the Corporation's Current Report on Form 8-K, Date of Report March 31, 1998, File No. 1-12139]

     4.3          Contingent Stock Plan of the Corporation

     4.4          Form of Contingent Stock Purchase Agreement - Non-
                  Officer Employee

     4.5          Form of Contingent Stock Purchase Agreement - Officer

     4.6          Form of Contingent Stock Purchase Agreement - Section
                  162(m) Officer

     5 Opinion of counsel as to legality of securities being registered

     23.1         Consent of KPMG Peat Marwick LLP

     23.2         Consent of Price Waterhouse LLP

     23.3         Consent of Counsel [Contained in opinion filed as
                  Exhibit 5 to this Registration Statement]

     24 Powers of Attorney [Contained in Signature Pages of this Registration Statement]


* Material in brackets is incorporated herein by reference.

Item 9.  Undertakings.

          The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs
(1)(i) and (1)(ii)do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Saddle Brook, State of New Jersey, on this 15th day of July, 1998.

                                             SEALED AIR CORPORATION
                                                  (Registrant)

                                             By s/T.J. Dermot Dunphy
                                             T.J. Dermot Dunphy
                                             Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes T. J. Dermot Dunphy, William V. Hickey and H. Katherine White, and each of them, as attorneys-in-fact, with full power of substitution, to execute, in the name and on behalf of each such person and in any and all capacities, and to file any amendment to this Registration Statement (and all other registration statements to which the prospectus related to this Registration Statement also relates pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended), including any and all post-effective amendments.

    Signature                           Title                         Date



s/T.J. Dermot Dunphy          Chairman of the Board,        July 15, 1998
T.J. Dermot Dunphy            Chief Executive Officer
                              and Director (Principal
                              Executive Officer)

s/Hank Brown                  Director                      July 15, 1998
Hank Brown


s/John K. Castle              Director                      July 15, 1998
John K. Castle


s/Christopher Cheng           Director                      July 15, 1998
Christopher Cheng


s/Lawrence R. Codey           Director                      July 15, 1998
Lawrence R. Codey


s/Charles F. Farrell, Jr.     Director                      July 15, 1998
Charles F. Farrell, Jr.


                              Director



s/Virginia A. Kamsky          Director                      July 15, 1998
Virginia A. Kamsky


s/Alan H. Miller              Director                      July 15, 1998
Alan H. Miller


                              Director



s/Robert L. San Soucie        Director                     July 15, 1998
Robert L. San Soucie


s/Daniel S. Van Riper         Senior Vice President         July 15, 1998
Daniel S. Van Riper           and Chief Financial Officer
                              (Principal Financial Officer)


s/Jeffrey S. Warren           Controller                    July 15, 1998
Jeffrey S. Warren             (Principal Accounting Officer)